                                MASTER AGREEMENT

         This Master Agreement (this "Agreement") is dated as of the 25th day of
July, 2003, by and between ITOCHU Corporation, a Japanese kabushiki kaisha
("ITOCHU"), and ENER1, Inc., a U.S., Florida corporation ("ENERl"). Each of
ITOCHU and ENERl are sometimes individually referred to as a "Party" and collectively as the "Parties".

         WHEREAS, the Parties contemplate a series of related transactions, including, without limitation, ITOCHU's establishment of EnerStruct, Inc., a
Japanese kabushiki kaisha (the "Corporation"), ITOCHU's investment in ENERl,
ENERl's investment in the Corporation, the grant of certain licenses by ENER1 and ENER1 Battery Company (collectively, "ENER1 Group") to ITOCHU, ITOCHU's transfer of ENERl Group's licenses to the Corporation, and ITOCHU and ENERl's execution of a shareholders agreement relating to the governance of the
Corporation; and

         WHEREAS, the Parties desire to set forth the various terms and conditions for such related transactions.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

         1.       Definitions.

         "ENERl License" means that certain License And Royalty Agreement of even date herewith between ENERl Group and ITOCHU in the form attached as
Exhibit 1 hereto.

         "ENER1 Subscription Agreement" means that certain Subscription
Agreement which shall be dated as of the date of the Second Closing, whereby
ENER1 agrees to purchase shares of the Corporation in the form attached as
Exhibit 2 hereto.

         "First Closing" means the completion of the transactions set forth in
Section 2 of this Agreement and concurrent with the execution of this Agreement.

         "First Closing Documents" means this Agreement, the ENER1 License, the
ITOCHU Subscription Agreement and the Shareholders Agreement.

         "ITOCHU License" means that certain License And Royalty Agreement between ITOCHU and the Corporation in the form attached as Exhibit 3 hereto which shall be dated as of the date of the Second Closing.

         "ITOCHU Subscription Agreement" means that certain Subscription and
Investment Agreement of even date herewith between ITOCHU and ENER1 in the form attached as Exhibit 4 hereto.

         "Second Closing" means the completion of the transactions set forth in
Section 4 of this Agreement.

         "Shareholders Agreement" means that certain Shareholders Agreement, to become effective in accordance with Section 5(a) hereof, between ITOCHU and
ENER1 in the form attached as Exhibit 5 hereto.

         "Transaction Documents" means the First Closing Documents, the ENERl
Subscription Agreement and the ITOCHU License.

         2.       Transactions At First Closing.

         Subject to the terms and conditions of this Agreement, at the First
Closing, the Parties hereby agree as follows:

(a)            ITOCHU shall execute and deliver counterpart originals of each of this Agreement, the ITOCHU Subscription Agreement, the ENER1
               License and the Shareholders Agreement to the respective
               counterparties thereto;

(b)            ENER1 shall concurrently execute and deliver counterpart
               originals of each of this Agreement, the ITOCHU Subscription
               Agreement, the ENER1 License and the Shareholders Agreement to
               the respective counterparties thereto and shall cause ENER1
               Battery Company to execute and deliver counterpart originals of the ENER1 License;

                  Without limiting any of the foregoing, the ENER1 License shall be valid and effective at the First Closing.

         3.       Post First Closing Covenants.

(a)      Following confirmation of the delivery of the counterpart originals of this Agreement and the other First Closing Documents each duly executed by ENER
1 (and in the case of the ENER1 License, by ENER1 Battery Company), ITOCHU shall effect a wire transfer of US$3.5 million to ENER1's account at WACHOVIABANK,
Jacksonville, FL, Account # 2680907957072, ABA Routing # 063000021, which wire transfer shall be completed by the later of (i) July 31, 2003 or (ii) five (5)
days following confirmation of delivery of such counterpart originals.

(b)      As soon as practicable following the First Closing, but in any event no later than five (5) days after the First Closing, ENER1 shall deliver to ITOCHU certificates representing fourteen million (14,000,000) shares of ENER1's common stock issued in accordance with the ITOCHU Subscription Agreement.

(c)      Promptly following the completion of the First Closing, ITOCHU shall establish the Corporation. The Corporation shall be capitalized as follows:

Purchaser    # of Shares       Per Share Purchase Price     Total Investment
ITOCHU       2,500             JPY 50,000                   JPY125,000,000

         Initially ITOCHU shall be the sole shareholder of the Corporation. Upon completion of the organization and establishment of the Corporation as described in this Section, the Parties shall promptly proceed with the Second Closing pursuant to Section 4 below.

         4.       Transactions at Second Closing.

         Following completion of the First Closing and subject to the terms and conditions of this Agreement, the Second Closing shall occur at 10:00 A.M.
Japanese Standard Time on the date which falls five (5) days after establishment of the Corporation as provided in Section 3(c) above, at the offices of ITOCHU at 5-1, Kita-Aoyama 2-Chome, Minato-ku, Tokyo, Japan. Subject to the terms and conditions of this Agreement, at the Second Closing, the Parties hereby agree as follows:

(a)      ENERl shall execute and deliver the ENERl Subscription Agreement to the
Corporation, and ITOCHU shall cause the Corporation to execute the same.

(b)      ENERl shall effect a wire transfer of Japanese Yen 240 million to the
Corporation's account to be designated by the Corporation.

(c)      Upon receipt of the ENER 1 Subscription Agreement duly executed by
ENER1 and the funds referenced in Section 4(b) above, ITOCHU shall transfer and assign the ENER1 License to the Corporation. Notwithstanding the foregoing,
ITOCHU may, in its sole discretion transfer and assign the ENER1 License to the
Corporation at any time before ITOCHU's receipt of the duly executed ENER 1
Subscription Agreement and the funds referenced in Section 4(b) above. Upon the transfer and assignment of the ENER1 License by ITOCHU to the Corporation,
ITOCHU shall be released from, and shall have no further liability or responsibility of any kind for, performance of any duty or obligation under the
ENERl License; and

(c)      ITOCHU shall execute and deliver the ITOCHU License to the Corporation and cause the Corporation to execute the same.

         5.       Post Second Closing Covenants.

(a)      Within five (5) days after receipt of the funds referenced in Section
4(b) above, ITOCHU shall cause the Corporation to deliver to ENER1 certificates representing 2400 shares of the Corporation's common stock in accordance with the ENERl Subscription Agreement. Upon the issuance of shares to ENERl, the
Shareholders Agreement shall become effective.

(c)      Within five (5) days after receipt of the funds referenced in Section
4(b) above, ITOCHU shall deliver to ENER1 a copy of the ITOCHU License duly executed by ITOCHU and the Corporation.

         6.       Conditions Precedent to ITOCHU's Obligations.

(a)      ITOCHU's obligations required to be performed at the First Closing and under Sections 3(a) and (c) above are subject to the fulfillment, to the satisfaction of ITOCHU, of each of the conditions precedent set forth below:

(i)      ENER1 shall have executed and delivered counterpart originals of each of this Agreement and the other First Closing Documents to the respective counterparties thereto; and

(ii)     ENER1 shall have performed all obligations and conditions required to be performed or observed by it under this Agreement and the other First
         Closing Documents on or prior to the date on which each such performance is required to be made.

(b)      ITOCHU's obligations required to be performed at the Second Closing and under Sections 5(a) and (b) above are subject to the fulfillment, to the satisfaction of ITOCHU, of each of the conditions precedent set forth below:

(i)            ENER1 shall have executed and delivered the ENER1 Subscription
         Agreement;

(ii)           ENER1 shall have effected the wire transfer required under
         Section 4(b) hereof; and

(iii)          ENER1 shall have performed all obligations and conditions
         required to be performed or observed by it under this Agreement and the other Transaction Documents on or prior to the date on which each such performance is required to be made

(c)      The obligations of ITOCHU required to be performed at each of the First
Closing and the Second Closing and under Sections 3(a) and (c) and Sections 5(a)
and (b) are subject to the fulfillment, to the satisfaction of ITOCHU, of each of the further conditions precedent set forth below:

(i)            The representations and warranties of ENERl hereunder shall be true and correct as of the date on which ITOCHU is required to perform said ITOCHU's obligations,

(ii)           The Parties shall have obtained all approvals, clearances, authorizations, consents, waivers and qualifications from, and will have made all notifications to, the authorities of Japan, the United
         States and any other governmental authority having jurisdiction over the transactions envisaged in this Agreement, all if and as required under any applicable laws;

(iii)           No material adverse change in ENER1 or any material aspect of the technology covered by the ENER1 License shall have occurred; and

(iv)            No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the transactions contemplated by any of the Transaction Documents or the effective operation of the business of the Corporation after the First
         Closing or the Second Closing, and no proceeding challenging any of the
         Transaction Documents or the transactions contemplated thereby or seeking to prohibit, materially alter, prevent or materially delay the
         First Closing or the Second Closing shall have been instituted by any person or entity before any court, arbitrator or governmental body, agency or official and be pending.

         7.       Conditions Precedent to ENER1's Obligations.

(a)      ENERl's obligations required to be performed at the First Closing and under Section 3(b) above are subject to the fulfillment, to the satisfaction of
ENERl, of each of the conditions precedent set forth below:

(i)            ITOCHU shall have executed and delivered counterpart originals of each of this Agreement and the other First Closing Documents to the respective counterparties thereto; and

(ii)           ITOCHU shall have performed all obligations and conditions required to be performed or observed by it under this Agreement and the
         First Closing Documents on or prior to the date on which each such perfofll1ance is required to be made;

(b)      ENER 1's obligations required to be performed at the Second Closing are subject to the fulfillment, to the satisfaction of ENER 1, of each of the conditions precedent set forth below:

(i)            ITOCHU shall have established the Corporation pursuant to
         Section 3(c) hereof;

(ii)           ITOCHU shall have executed and delivered the ITOCHU License to the Corporation; and

(iii)           ITOCHU shall have caused the Corporation to deliver to ENER1 an acceptance of the ENERl Subscription Agreement duly executed by the
         Corporation.

(c)      The obligations of ENER 1 required to be performed at each of the First
Closing and the Second Closing and under Section 3(b) above are subject to the fulfillment, to the satisfaction of ENER l, of each of the further conditions precedent set forth below:

(i)             The representations and warranties of ITOCHU hereunder shall be true and correct as of the First Closing or the Second Closing, as applicable;

(ii)            The Parties shall have obtained all approvals, clearances, authorizations, consents, waivers and qualifications from, and will have made all notifications to, the authorities of Japan, the United
         States and any other governmental authority having jurisdiction over the transactions envisaged in this Agreement, all if and as required under any applicable laws;

(iii)           No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the transactions contemplated by any of the Transaction Documents or the effective operation of the business of the Corporation after the First
         Closing or the Second Closing, and no proceeding challenging any of the
         Transaction Documents or the transactions contemplated thereby or seeking to prohibit, materially alter, prevent or materially delay the
         First Closing or the Second Closing shall have been instituted by any person or entity before any court, arbitrator or governmental body, agency or official and be pending.

         8.       Representations and Warranties.

(a)      ITOCHU represents and warrants to ENER1 that:

(i)            It is a corporation organized and existing under the laws of
         Japan, and that it has full and unrestricted authority to enter into this Agreement and to perform its obligations hereunder;

(ii)           The execution, delivery and performance of this Agreement by it will not result in any breach or violation of any contract, agreement, undertaking, judgment, decree, order, law, regulation or rule to which it is a party or by which it or any of its assets are bound; and

(iii)          This Agreement has been duly and validly executed and delivered by it and is binding upon and enforceable against it in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by rules of law governing specific performance, injunctive relief or other equitable remedies.

(b)      ENER1 represents and warrants to ITOCHU that:

(i)            It is a corporation organized and existing, and in good standing under, the laws of the State of Florida, United States of America, and that 'it has full and unrestricted authority to enter into this
         Agreement and to perform its obligations hereunder;

(ii)           The execution, delivery and performance of this Agreement by it will not result in any breach or violation of any contract, agreement, undertaking, judgment, decree, order, law, regulation or rule to which it is a party or by which it or any of its assets are bound; and

(iii)          This Agreement has been duly and validly executed and delivered by it and is binding upon and enforceable against it in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by rules of law governing specific performance, injunctive relief or other equitable remedies.

         9.       Amendment and Waiver.

         Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Parties to this Agreement unless approved in writing by both Parties. The failure of either Party to enforce any of the provisions of this Agreement shall in no way be deemed as a waiver of such provisions and shall not affect the right of such
Party thereafter to each and every provision of this Agreement in accordance with its terms.

         10.      Severability.

         Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law of any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or enforceability in any other jurisdiction, but this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

         11.      Entire Agreement.

         Except as otherwise expressly set forth herein, this Agreement and the other Transaction Documents set forth the complete agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

         12.      Successors and Assigns.

         Except as otherwise provided herein, this Agreement shall inure to the benefit of and be enforceable by each of the Parties and may not be assigned or delegated without the express written consent of the non-assigning and the non-delegating Party.

         13.      Counterparts.

         This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

         14.      Remedies.

         The Parties shall be entitled to enforce their rights under this
Agreement specifically, to recover damages by reason of any breach of any provisions of this Agreement and to exercise all other rights existing in their favor. In no event, however, shall either Party be liable to the other Party for special or consequential damages of any nature. For the avoidance of doubt, the
Parties specifically acknowledge and agree that upon the payment referenced in
Section 3(a) above, the ENER1 License shall enter into full force and effect, and the effectiveness of the ENERl License shall not be subject to the completion of the Second Closing or any other condition, except those expressly set forth for the First Closing herein.

         15.      Notices.

         All notices hereunder shall be made by certified or registered airmail, return receipt requested, by reputable overnight courier, or by facsimile transmission, and shall be sent to the following addresses (or at such other address for a Party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

         Notices to ITOCHU:               Toshihiko Fujioka, Deputy Manager
                                          Planning & Business Development Office
                                          Industrial Machinery Division
                                          ITOCHU Corporation
                                          2-5-1 Kita-Aoyama
                                          Minato-ku, Tokyo
                                          107-8077
                                          JAPAN
                                          Facsimile: 81-3-3497-2345

         Notices to ENER1                 Ronald Stewart, CEO
                                          ENER1, Inc.
                                          550 W. Cypress Creek Rd., Suite 120
                                          Ft. Lauderdale, Florida 33309
                                          U.S.A.
                                          Facsimile: 954.229.7595

         With a copy to:                  Mike Zoi, Director
                                          ENER1, Inc.
                                          550 W. Cypress Creek Rd., Suite 120
                                          Ft. Lauderdale, Florida 33309
                                          U.S.A.
                                          Facsimile: 954.202.2884

         Such notices shall be deemed effective, (a) if delivered in person or by courier, upon actual receipt by the intended recipient, (b) if sent by facsimile, on the date of transmission unless transmitted after normal business hours at the location of the recipient, in which case on the following business day; or (c) if mailed, upon the date of first attempted delivery.

         16.      Governing Law.

         All questions concerning this Agreement shall be governed by and interpreted in accordance with the laws of the Japan, without giving effect to any choice of law or conflict of law provision or rules.

         17.      Arbitration.

         Should a dispute, difference, controversy or claim arise between the
Parties out of or relating to this Agreement that cannot be resolved between the
Parties, the dispute, difference, controversy or claim shall be finally settled by arbitration conducted in accordance with the latest Rules of Arbitration of the International Chamber of Commerce (the "Rules") by three arbitrators, appointed under such Rules. Such arbitration shall be held in New York. All proceedings before the arbitrator shall be conducted in the English language.
All documents and papers submitted to the arbitrator shall be in the English language or accompanied by a competent English language translation thereof. The expenses of arbitration shall be borne in accordance with the determination of the arbitrator with respect thereto. The determinations of such arbitrator shall be final and binding upon the Parties. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

         17.      Descriptive Headings.

         The descriptive headings of this Agreement are inserted for reference only and do not constitute a part of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

ITOCHU Corporation                           ENER1, Inc.

By:  _________________________               By:   ____________________________

Name:  _______________________               Name:  __________________________

Title:  ________________________             Title:  ___________________________